AMENDED AND RESTATED EXHIBIT A

TO THE EXPENSE REIMBURSEMENT AGREEMENT BETWEEN FLEXSHARES

TRUST AND NORTHERN TRUST INVESTMENTS, INC., DATED AUGUST 23, 2011

Intending to be legally bound, the undersigned hereby amend and restate Exhibit A to the aforesaid Agreement to include the following investment portfolios as of December 15, 2011:

Name of Fund

FlexSharesSM Morningstar US Market Factor Tilt Index Fund

FlexSharesSM Morningstar Developed ex-US Markets Factor Tilt Index Fund

FlexSharesSM Morningstar Emerging Markets Factor Tilt Index Fund

FlexSharesSM Morningstar Global Upstream Natural Resources Index Fund

FlexSharesSM iBoxx 3-Year Target Duration TIPS Index Fund

FlexSharesSM iBoxx 5-Year Target Duration TIPS Index Fund

FlexSharesSM iBoxx 7-Year Target Duration TIPS Index Fund

FlexSharesSM Ready Access Variable Income Fund

All signatures need not appear on the same copy of this Amended and Restated Exhibit A.

FLEXSHARES TRUST

By:	/s/ Shundrawn A. Thomas
Title:	President

NORTHERN TRUST INVESTMENTS, INC.

By:	/s/ Peter K. Ewing
Title:	Senior Vice President